Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement  on Form S-4 of our report dated July 21, 2026, relating to the financial statements of Remix Therapeutics, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche, LLP

Boston, Massachusetts

July 21, 2026